INTRODUCTION


   On May 13, 1996, the Board of Directors of Corning (the "Corning Board") approved a plan to distribute to Corning shareholders (i) the clinical laboratory testing business being conducted by its wholly owned subsidiary, Quest Diagnostics, in the Quest Diagnostics Spin-Off Distribution and (ii) the contract research business being conducted by Quest Diagnostics' wholly owned subsidiary, Covance, in the Covance Spin-Off Distribution. The Distributions will be effected by the distribution of a dividend to holders of Corning Common Stock of all of the outstanding Quest Diagnostics Common Stock, followed immediately by the distribution of a dividend to the holders of Quest Diagnostics Common Stock of all of the Covance Common Stock. Since the Covance Spin-Off Distribution will be immediately after (but on the same day as) the Quest Diagnostics Spin-Off Distribution, each holder of Corning Common Stock will, after the Distributions, not only hold shares of Corning Common Stock but also shares of Quest Diagnostics Common Stock and Covance Common Stock. As a result of the Distributions, Quest Diagnostics will own and operate Corning's clinical laboratory testing business as an independent public company and Covance will own and operate Corning's contract research business as an independent public company. On the Distribution Date, Corning (in the case of the Quest Diagnostics Spin-Off Distribution) and Quest Diagnostics (in the case of the Covance Spin-Off Distribution) will effect the Distributions by delivering all of the outstanding shares of Quest Diagnostics Common Stock and Covance Common Stock to Harris Trust and Savings Bank, as the distribution agent (the "Distribution Agent") for transfer and distribution to the holders of Corning Common Stock and Quest Diagnostics Common Stock on the Record Date. The Corning Board formally approved the Distributions and declared the dividend of Quest Diagnostics Common Stock on November 20, 1996. The Board of Directors of Quest Diagnostics (the "Quest Diagnostics Board") declared the dividend of Covance Common Stock on November 20, 1996. It is expected that the Distributions will be made on December 31, 1996.


   Quest Diagnostics' principal executive offices are located at One Malcolm Avenue, Teterboro, New Jersey 07608, and its telephone number is (201) 393-5000. Covance's principal executive offices are located at 210 Carnegie Center, Princeton, New Jersey 08540, and its telephone number is (609) 452-4440.

   Shareholders of Corning with inquiries relating to the Distributions should contact Investor Relations, Corning Incorporated, One Riverfront Plaza, Corning, New York 14831, telephone (607) 974-9000, or Corning's stock transfer agent Harris Trust and Savings Bank, Shareholder Services Division, P.O. Box 755, Chicago, Illinois 60690- 0755, telephone (800) 255-0461. After the Distribution Date, stockholders of Quest Diagnostics with inquiries relating to their investment in Quest Diagnostics should contact Investor Relations at the address and telephone number for Quest Diagnostics' principal executive offices indicated above and stockholders of Covance with inquiries relating to their investment in Covance should contact Investor Relations at the address and telephone number for Covance's principal executive offices indicated above.

   No action is required by Corning shareholders in order to receive the Quest Diagnostics Common Stock or the Covance Common Stock to which they are entitled in the Distributions.

                                   CORNING

   Corning traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989.

   Corning is an international corporation competing, prior to the Distributions, in four broadly based business segments: Specialty Materials, Communications, Health Care Services and Consumer Products. After the Distributions, Corning will compete in the Specialty Materials, Communications and Consumer Products business segments. Corning's total revenues from continuing operations were $3.3 billion in 1995.

   The Specialty Materials segment includes the environmental-products business, which produces emission- control substrates and related applications for both the North American and European markets, and the science- products business, which produces various plastic and glass laboratory products for the life-sciences market. The other businesses which operate in this segment specialize in the production of optical, lighting and other advanced material products.

   The Communications segment includes the opto-electronics and information-display businesses. The opto- electronics business produces optical fiber, optical cable and optical hardware and components for the worldwide telecommunications industry. The information-display business manufactures glass panels and funnels, projection video lens assemblies and liquid crystal display glass for flat panel displays.

   The Consumer Products segment produces cookware, glassware and dinnerware that is sold primarily in the North American retail market through mass-market and other distribution channels. The Consumer Products segment also includes Steuben crystal.

   Corning and its subsidiaries produce approximately 60,000 different products at 42 plants in ten countries.

               SELECTED CONSOLIDATED FINANCIAL DATA OF CORNING

   The following table summarizes certain historical consolidated financial data of Corning at the dates and for each of the periods indicated. The selected financial data as of and for the five years ended December 31, 1995 have been derived from audited financial statements and have been restated to reflect Quest Diagnostics and Covance as discontinued operations. The selected consolidated financial data as of and for the nine months ended September 30, 1996 and forty weeks ended October 8, 1995 are derived from Corning's unaudited financial statements. In the opinion of Corning management, the unaudited consolidated financial statements include all adjustments, consisting of only normal recurring adjustments, that are necessary for a fair presentation of the financial position and results of operations for these periods. The unaudited interim results of operations for the nine months ended September 30, 1996 are not necessarily indicative of the results for the entire year ending December 31, 1996.


                         Nine Months       Forty                                 Fiscal Year Ended
                            Ended       Weeks Ended    ----------------------------------------------------------------------
                        September 30,    October 8,    December 31,   January 1,   January 2,    January 3,    December 29,
                           1996(a)          1995           1995          1995         1994          1993           1991
                       --------------  -------------  -------------  -----------  -----------  -------------  --------------
                                                      (in millions, except per share amounts)
Income Statement Data:
Revenues:
 Net sales               $   2,661.5     $  2,442.6    $   3,257.1    $  3,083.4   $  2,685.3     $2,558.9      $   2,374.9
 Royalty, interest, and
  dividend income               24.0           22.9           30.6          26.5         28.2         34.1             25.8
                         --------------  -------------  -------------   ----------   ----------  -------------  --------------
                             2,685.5        2,465.5        3,287.7       3,109.9      2,713.5      2,593.0          2,400.7
Deductions:
 Cost of sales               1,636.9        1,512.2        2,032.6       1,950.0      1,784.8      1,676.8          1,555.1
 Selling, general and
administrative
  expenses                     470.1          413.8          556.2         535.8        480.3        483.3            462.5
 Research and
  development expenses         137.5          130.4          175.7         176.6        172.7         150.9           130.2
 Provision for
  restructuring and
  other special charges                        26.5           26.5                      112.0          63.3
Interest expense                53.8           52.8           69.3          65.6         57.5          46.8            46.9
Other, net                      19.7           17.7           21.3          38.1         31.9          15.7            23.5
                         --------------  -------------  -------------   ----------   ----------  -------------  --------------
Income from continuing
  operations before
  taxes on income              367.5          312.1          406.1         343.8         74.3         156.2           182.5
Taxes on income from
  continuing operations        123.1           92.9          118.2         112.6         (5.2)         20.8            52.2
                         --------------  -------------  -------------   ----------   ----------  -------------  --------------
Income from continuing
  operations before
  minority interest and
  equity earnings              244.4          219.2          287.9         231.2         79.5         135.4           130.3
Minority interest in
  earnings of
  subsidiaries                 (41.0)         (51.4)         (64.4)        (48.6)       (15.1)        (21.0)          (16.9)
Dividends on
  convertible preferred
  securities of
  subsidiary                   (10.3)         (10.5)         (13.7)         (6.1)
Equity in earnings
  (losses) of associated
  companies:
 Other than Dow Corning
  Corporation                   58.5           48.9           66.7          48.6         25.0          40.4            36.6
 Dow Corning
  Corporation                               (348.0)         (348.0)         (2.8)      (144.5)         11.9            74.4
                         --------------  -------------  -------------   ----------   ----------  -------------  --------------
Income (Loss) from
  Continuing Operations
  Before Extraordinary
  Credit and
  Cumulative Effect of
  Changes in
  Accounting Methods           251.6        (141.8)(c)       (71.5)(c)     222.3(e)     (55.1)(g)     166.7(i)        224.4(l)

Tax benefit of loss
  carryforwards                                                                                         0.7             5.6
Cumulative effect of
  changes in accounting
  methods                                                                                            (284.7)(j)
                         --------------  -------------  -------------   ----------   ----------  -------------  --------------
Income (loss) from
  continuing operations        251.6        (141.8)          (71.5)        222.3        (55.1)       (117.3)          230.0
Income (loss) from
  discontinued
  operations, net of
  income taxes                (162.6)(b)       7.5(d)         20.7(d)       59.0(f)      39.9(h)      104.7(k)         86.8(m)
                         --------------  -------------  -------------   ----------   ----------  -------------  --------------
Net Income (Loss)        $      89.0     $  (134.3)    $     (50.8)   $    281.3   $    (15.2)     $  (12.6)     $     316.8
                         ==============  =============  =============   ==========   ==========  =============  ==============
Per Common Share Data:
Income (Loss) from
  Continuing Operations
  Before Extraordinary
  Credit and
  Cumulative Effect of
  Changes in
  Accounting Methods     $      1.10     $   (0.63)    $     (0.32)   $     1.04   $    (0.30)    $    0.87      $      1.19
Tax benefit of loss
  carryforwards                                                                                                         0.03
Cumulative effect of
  changes in accounting
  methods                                                                                             (1.51)
                         --------------  -------------  -------------   ----------   ----------  -------------  --------------
Income (loss) from
  continuing operations         1.10         (0.63)          (0.32)         1.04        (0.30)        (0.64)            1.22
Income (loss) from
  discontinued
  operations, net of
  income taxes                 (0.72)          0.03           0.09          0.28         0.21          0.56             0.47
                         --------------  -------------  -------------   ----------   ----------  -------------  --------------
Net Income (Loss)        $      0.38     $    (0.60)   $     (0.23)   $     1.32   $    (0.09)    $   (0.08)     $      1.69
                         ==============  =============  =============   ==========   ==========  =============  ==============
Weighted Average Shares
  Outstanding                  227.4          226.5          226.6         211.8        192.0         188.6            186.5
                         ==============  =============  =============   ==========   ==========  =============  ==============
Common Dividends
  Declared               $      0.54     $     0.54    $      0.72    $     0.69   $     0.68     $    0.62      $      0.68(n)
                         ==============  =============  =============   ==========   ==========  =============  ==============
Balance Sheet Data (at
  end of period):
 Total assets            $   5,728.7     $  5,411.6    $   5,461.7    $  5,516.2   $  4,797.9     $ 4,013.3      $   3,630.6
 Working capital               260.5          533.7          454.4         448.2        278.2         328.1            395.9
 Loans payable beyond
  one year                   1,278.3        1,419.2        1,340.0       1,345.0      1,550.1         781.8            669.9
 Common stockholders'
  equity                     2,074.3        2,081.3        2,103.0       2,263.0      1,685.8       1,803.8          2,018.8

See notes to selected consolidated financial data on following page.

-------------
(Footnotes for preceding page)

(a) Effective January 1, 1996, Corning made several changes to its accounting calendar which, although not affecting the comparability of Corning's annual results, caused a shift in results between the quarters, primarily increasing the first quarter and decreasing the third quarter reported results.

(b) The loss from discontinued operations includes a $115 million third quarter after-tax charge and a $56.8 million second quarter after-tax charge, offset by $9.2 million of income recognized in the first quarter. The third quarter charge related primarily to a charge taken by Quest Diagnostics to increase reserves related to certain government investigations of billing practices of certain clinical laboratories acquired by Quest Diagnostics in 1993 and 1994. The second quarter charge includes the estimated costs related to the Distributions and a charge to increase reserves for government claims offset by the estimated results of operations of the businesses to be distributed from April 1, 1996 through December 31, 1996, the anticipated date of the Distributions.

(c) In 1995, Corning recognized a restructuring charge for continuing operations totalling $26.5 million ($16.1 million after tax), as a result of severance for workforce reductions in certain corporate staff groups and the write-off of production equipment caused by the decision to exit the manufacturing facility for glass-ceramic memory-disks.

  Corning also recorded an after-tax charge of $365.5 million to fully reserve its investment in Dow Corning Corporation (a 50%-owned equity company) ("Dow Corning") as a result of Dow Corning filing for protection under Chapter 11 of the United States Bankruptcy Code in May 1995. Corning discontinued recognition of equity earnings from Dow Corning in the second quarter of 1995.

(d) In 1995, discontinued operations included a restructuring charge totalling $40.5 million ($24.4 million after tax, or $0.11 per share).

(e) In 1994, Corning recorded a $75.9 million reduction in equity earnings as a result of a charge taken by Dow Corning related to breast-implant litigation.

(f) In 1994, discontinued operations included a restructuring charge totalling $82.3 million ($55.4 million after tax, or $0.26 per share).

(g) In 1993, Corning recognized a restructuring charge from continuing operations totalling $112.0 million ($63.2 million after tax and minority interest) as a result of costs to integrate the Costar acquisition and a planned company-wide restructuring program. Corning also recognized a non-operating gain totalling $4.2 million ($2.6 million after tax).

  Corning also recorded a $203.1 million reduction in equity earnings as a result of a charge taken by Dow Corning related to breast-implant litigation and a $9.5 million reduction in equity earnings as a result of a restructuring charge taken by Vitro Corning, SA, then a 50%-owned equity company.

(h) In 1993, discontinued operations included restructuring and other special charges totalling $95 million ($57.3 million after tax, or $0.30 per share).

(i) In 1992, Corning recorded a provision of $63.3 million ($32.1 million after-tax and minority interest) as a result of Corning Vitro Corporation's decision to restructure its Brazilian operations. Corning also recognized net non-operating gains from consolidated operations totalling $7.0 million ($21.7 million after tax), including a gain of $10.1 million (before and after tax) from the sale of an additional equity interest in Corning Japan and a pre-tax loss of $7.3 million ($9.0 million after-tax gain) from the formation of the consumer housewares venture with Vitro S.A. of Mexico.

  Corning also recognized a $37.7 million reduction in equity earnings which included $24.5 million of costs associated with Dow Corning's terminated breast implant business and $13.2 million of restructuring charges associated with Dow Corning's exit from its Brazilian operations and other cost-reduction programs.

(j) Effective December 30, 1991, Corning and its subsidiaries adopted Financial Accounting Standard No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions" ("FAS 106"). The cumulative effect of adopting FAS 106 resulted in a charge to continuing operations of $292.9 million (after-tax and minority interest), or $1.55 per share, in 1992. In addition, an $8.2 million gain, or $0.04 per share, from an equity company's adoption of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("FAS 109") was recognized in 1992.

(k) In 1992, discontinued operations included a charge for the cumulative effect of adopting FAS 106 totalling $1.9 million after tax, or $0.01 per share and a tax benefit of loss carryforwards totalling $7.0 million, or $0.04 per share.

(l) In 1991, Corning recognized net non-operating gains from consolidated operations totalling $4.6 million ($12.5 million after tax) which included a gain of $5.3 million (before and after tax) on the sale of a less than 10% equity interest in Corning Japan. Corning also recognized an $8.2 million reduction in equity earnings to reflect a charge recorded by Dow Corning for costs associated with its breast implant business.

(m) In 1991, discontinued operations included non-operating gains of $3.5 million ($2.1 million after tax, or $0.01 per share).

(n) Includes a special dividend of $0.15 per common share in 1991.

(o) The following analysis summarizes the impact of the items included in notes (b) through (m) on Corning's net income and earnings per share:


                         Nine Months       Forty                               Fiscal Year Ended
                            Ended       Weeks Ended   -------------------------------------------------------------------
                        September 30,    October 8,    December 31,   January 1,   January 2,   January 3,   December 29,
                            1996            1995           1995          1995         1994         1993          1991
                       --------------  -------------  -------------  -----------  -----------  -----------  --------------
Net Income
Before Unusual Items
  and Dow Corning
  Corporation              $ 251.6         $ 222.3        $ 292.6       $225.1       $ 159.5     $ 165.2        $137.5
Unusual Items and Dow
  Corning Corporation:
  Tax benefit of loss
   carryforwards                                                                                     0.7           5.6
  Cumulative effect of
   changes in
   accounting methods                                                                             (284.7)
  Dow Corning
   Corporation                              (348.0)        (348.0)        (2.8)       (144.5)       11.9          74.4
  Restructuring and
   other special
   charges, net of
   non-operating gains                       (16.1)         (16.1)                     (70.1)      (10.4)         12.5
                         --------------  -------------  -------------   ----------   ----------   ----------  --------------
Continuing operations        251.6          (141.8)         (71.5)       222.3         (55.1)     (117.3)        230.0
Discontinued operations     (162.6)            7.5           20.7         59.0          39.9       104.7          86.8
                         --------------  -------------  -------------   ----------   ----------   ----------  --------------
Net Income (Loss)          $  89.0         $(134.3)       $ (50.8)      $281.3       $ (15.2)    $ (12.6)       $316.8
                         ==============  =============  =============   ==========   ==========   ==========  ==============
Earnings Per Share
Before Unusual Items
  and Dow Corning
  Corporation              $  1.10         $  0.98        $  1.29       $ 1.05       $  0.82     $  0.87        $ 0.72
Unusual items and Dow
  Corning Corporation:
  Tax benefit of loss
   carryforwards
  Cumulative effect of
    changes in
    accounting methods                                                                             (1.51)         0.03
  Dow Corning
   Corporation                               (1.54)         (1.54)       (0.01)        (0.76)       0.06          0.40
  Restructuring and
   other special
   charges, net of
   non-operating gains                       (0.07)         (0.07)                     (0.36)      (0.06)         0.07
                         --------------  -------------  -------------   ----------   ----------   ----------  --------------
Continuing operations         1.10           (0.63)         (0.32)        1.04         (0.30)      (0.64)         1.22
Discontinued operations      (0.72)           0.03           0.09         0.28          0.21        0.56          0.47
                         --------------  -------------  -------------   ----------   ----------   ----------  --------------
Net Income (Loss)          $  0.38         $ (0.60)       $ (0.23)      $ 1.32       $ (0.09)    $ (0.08)       $ 1.69
                         ==============  =============  =============   ==========   ==========   ==========  ==============

                          CAPITALIZATION OF CORNING

   The following table sets forth the actual capitalization of Corning at September 30, 1996, without giving effect to the Distributions.

                                                                  September
          (dollars in millions, except per share data)            30, 1996
                                                                 ------------
                                                                 (unaudited)
Short-Term Debt                                                   $  427.8
                                                                 ============
Long-Term Debt                                                    $1,278.3
                                                                 ------------
Convertible Preferred Securities of Subsidiary                       365.0
                                                                 ------------
Convertible Preferred Stock:
 Par value $100 per share: 10,000,000 shares
   authorized; 227,000 shares of 8% Series B
   Preferred Stock outstanding                                        22.7
                                                                 ------------
Common Stockholders' Equity:
 Common Stock, including excess over par value
   and other capital, par value $0.50 per share;
   shares authorized 500,000,000; shares issued
   259,600,000                                                     1,174.4
 Retained earnings                                                 1,452.3
 Less cost of 29,900,000 shares of common stock in treasury         (603.1)
 Cumulative translation adjustment                                    50.7
                                                                 ------------
  Total common stockholders' equity                                2,074.3
                                                                 ------------
   Total capitalization                                           $3,740.3
                                                                 ============

   Corning's investment in equity and intercompany debt of Quest Diagnostics and Covance totalled $1.6 billion at September 30, 1996 and is expected to increase to $1.8 billion at the date of the Distributions. Prior to the Distributions, Quest Diagnostics and Covance will borrow approximately $600 million from third-party lenders and repay intercompany debt to Corning, reducing Corning's investment to approximately $1.2 billion. Corning's stockholders' equity will be reduced by Corning's investment in Quest Diagnostics and Covance at the Distribution Date. Corning intends to use the proceeds from the repayment of intercompany debt to repay third-party debt and invest for future strategic uses.

   Corning's long-term debt as a percentage of total capital is expected to increase from the current 32 percent to between 40 percent and 44 percent at the end of 1996 when the Distributions are completed.

                              THE DISTRIBUTIONS

Reasons for the Distributions

   Management of Corning, Quest Diagnostics and Covance each believe that their respective companies will be more competitive and operate more successfully as stand-alone entities. In particular, the separation will (i) permit the management of each company to concentrate on its core business, each business having different priorities, business strategies, operations, risks, services, regulatory constraints and customer demands. Corning, Quest Diagnostics and Covance are in substantially different businesses, each of which requires separate management expertise, demands distinct operational skills and presents different risk profiles and opportunities, and (ii) enable each of Quest Diagnostics and Covance to use several different employee stock ownership plans, available only to publicly traded companies, to compensate and motivate their employees through a direct link between equity-based awards and the performance of the particular employer. These different businesses compete for the attention of management, compete for capital with one another and have distinct levels of research and development requirements. The management of each has concluded that separation would enable each company to pursue its own business and growth strategies, as well as manage its own risks, without competing against each other with different priorities within the Corning group of companies.

Manner of Effecting the Distributions


   The Distributions were formally declared by the Corning Board on November 20, 1996 and will be effective on the Distribution Date. At the time of the Distributions, share certificates for Quest Diagnostics Common Stock and Covance Common Stock will be delivered to the Distribution Agent. As soon as possible after the Distribution Date, the Distribution Agent will mail share certificates representing shares of Quest Diagnostics Common Stock and Covance Common Stock to holders of Corning Common Stock as of 11:59 p.m. on December 31, 1996, the date selected by the Corning Board and by Quest Diagnostics as the Record Date on the basis of one share of Quest Diagnostics Common Stock for every eight shares of Corning Common Stock and one share of Covance Common Stock for every four shares of Corning Common Stock (or two shares of Covance Common Stock for every share of Quest Diagnostics Common Stock) held on the Record Date. Based on 229,723,000 shares of Corning Common Stock outstanding on October 11, 1996, and subject to adjustment for repurchases of Corning Common Stock and for cancellations, waivers or other adjustments under certain Corning employee benefit programs of shares of Corning Common Stock, approximately (i) 28.0 million shares of Quest Diagnostics Common Stock, and (ii) 56.0 million shares of Covance Common Stock will be distributed. All such shares of Quest Diagnostics Common Stock and Covance Common Stock will be fully paid and nonassessable. See "Description of Quest Diagnostics Capital Stock" and "Description of Covance Capital Stock."


   No certificates or scrip representing fractional shares of Quest Diagnostics Common Stock or Covance Common Stock will be issued to Corning shareholders as part of the Distributions. The Distribution Agent will aggregate fractional shares into whole shares and sell them in the open market at then prevailing prices on behalf of holders who otherwise would be entitled to receive fractional share interests, and such persons will receive instead a check in payment for the amount of their allocable share of the sale proceeds net of all brokerage charges, commissions and transfer taxes attributed to such sales. See "--Certain Federal Income Tax Consequences of the Distributions." Such sales and the distribution of the proceeds therefrom are expected to be made as soon as practicable after the mailing of certificates representing shares of Quest Diagnostics Common Stock and Covance Common Stock to Corning shareholders.

   Holders of shares of Corning Common Stock issued under certain employee benefit programs will not receive shares of Quest Diagnostics Common Stock or Covance Common Stock in the Distributions. The trustee of one program has agreed to waive the right to receive shares of Quest Diagnostics Common Stock and Covance Common Stock in the Distributions and has elected instead to receive shares of Corning Common Stock. Pursuant to another program, holders will not participate in the Distributions and will receive shares of Corning Common Stock equivalent in value to the shares of Quest Diagnostics Common Stock and Covance Common Stock to be distributed. No vote of Corning shareholders is required in connection with the Distributions, and Corning shareholders have no appraisal rights in connection with the Distributions. No consideration will be paid by Corning shareholders for shares received in the Distributions nor will such shareholders be required to surrender or exchange shares of Corning Common Stock. Holders of Corning Common Stock will continue to own their shares of Corning Common

Stock and, except as described above, if such shareholders were shareholders of record on the Record Date, they will also receive shares of Quest Diagnostics Common Stock and Covance Common Stock. Except for the change in number of shares of Corning Common Stock described above, the Distributions will not otherwise change the number of, or affect the rights associated with, outstanding shares of Corning Common Stock.

Listing and Trading of Quest Diagnostics Common Stock and Covance Common
Stock

   Prior to the Distributions, there have been no public trading markets for the Quest Diagnostics Common Stock or the Covance Common Stock, although "when issued" markets are expected to develop prior to the Distribution Date. Application has been made to list the Quest Diagnostics Common Stock and the Covance Common Stock on the NYSE, subject to official notice of the Distributions. Prices at which Quest Diagnostics Common Stock or Covance Common Stock may trade prior to the Distributions on a "when-issued" basis or after the Distributions cannot be predicted. Until shares of the Quest Diagnostics Common Stock and Covance Common Stock are fully distributed and orderly markets develop, the prices at which trading in such stock occurs may fluctuate significantly. The prices at which Quest Diagnostics Common Stock and Covance Common Stock will trade will be determined by the marketplace and may be influenced by many factors, including, among others, the depth and liquidity of the markets for Quest Diagnostics Common Stock and Covance Common Stock, investor perceptions of each of Quest Diagnostics and Covance and the clinical laboratory testing and contract research businesses, as the case may be, and general economic and market conditions.


   Upon the consummation of the Distributions, Corning Clinical Laboratories Inc. will adopt the name Quest Diagnostics Incorporated. Application has been made to list the Quest Diagnostics Common Stock on the NYSE, subject to official notice of the Distributions, under the trading symbol "DGX." Quest Diagnostics initially will have approximately 18,000 stockholders of record, based on the number of holders of record of Corning Common Stock at the date of this Information Statement. The Transfer Agent and Registrar for the Quest Diagnostics Common Stock will be Harris Trust and Savings Bank. For certain information regarding options to purchase Quest Diagnostics Common Stock that may become outstanding after the Distributions, see "Management of Quest Diagnostics."


   Application has been made to list the Covance Common Stock on the NYSE, subject to official notice of the Distributions, under the trading symbol "CVD." Covance initially will have approximately 18,000 stockholders of record, based on the expected number of holders of Quest Diagnostics Common Stock immediately following the Quest Diagnostics Spin-Off Distribution. The Transfer Agent and Registrar for the Covance Common Stock will be Harris Trust and Savings Bank. For certain information regarding options to purchase Covance Common Stock that may become outstanding after the Distributions, see "Management of Covance."

   Shares of Quest Diagnostics Common Stock and Covance Common Stock distributed to Corning shareholders in the Distributions will be freely transferable, except for shares of Quest Diagnostics Common Stock and Covance Common Stock received by persons who may be deemed to be "affiliates" of Quest Diagnostics or Covance, respectively, under the Securities Act of 1933, as amended (the "Securities Act"). Persons who may be deemed to be affiliates of Quest Diagnostics or Covance after the Distributions generally include individuals or entities that control, are controlled by, or are under common control with, Quest Diagnostics or Covance, respectively, and may include certain officers and directors of Quest Diagnostics or Covance as well as principal stockholders of Quest Diagnostics or Covance, if any. Persons who are affiliates of Quest Diagnostics or Covance will be permitted to sell their shares of Quest Diagnostics Common Stock or Covance Common Stock, as the case may be, only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or by Rule 144 under the Securities Act. See "Description of Quest Diagnostics Capital Stock--Restrictions on Transfer" and "Description of Covance Capital Stock--Restrictions on Transfer."

Certain Federal Income Tax Consequences of the Distributions

   THE FOLLOWING IS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES RESULTING FROM THE DISTRIBUTIONS UNDER CURRENT LAW. HOLDERS OF CORNING COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR CONSEQUENCES TO THEM OF THE DISTRIBUTIONS, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS. THIS SUMMARY MAY NOT BE APPLICABLE TO HOLDERS WHO

RECEIVED THEIR STOCK THROUGH THE EXERCISE OF OPTIONS OR OTHERWISE AS COMPENSATION OR WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES.


   Corning has received a ruling from the Internal Revenue Service (the "IRS") to the effect that the Distributions will, for federal income tax purposes, qualify as tax-free distributions under section 355 of the Internal Revenue Code, as amended (the "Code"). Among other conclusions, the ruling from the IRS (the "IRS Ruling") holds that, for federal income tax purposes:


     (1) no gain or loss will be recognized by Corning upon the Quest Diagnostics Spin-Off Distribution under Code section 355(c),

     (2) no gain or loss will be recognized by (and no amount will be included in the income of) the Corning shareholders upon receipt of shares of Quest Diagnostics Common Stock, except to the extent of gain attributable to cash received in exchange for fractional shares, under Code section 355(a),

     (3) no gain or loss will be recognized by Quest Diagnostics upon the Covance Spin-Off Distribution under Code section 355(c),

     (4) no gain or loss will be recognized by (and no amount will be included in the income of) the Quest Diagnostics stockholders upon the receipt of shares of Covance Common Stock, except to the extent of gain attributable to cash received in exchange for fractional shares, under Code section 355(a),

     (5) the tax basis of the Corning Common Stock and Quest Diagnostics Common Stock in the hands of the Corning shareholders immediately after the Quest Diagnostics Spin-Off Distribution will be the same as their basis in the Corning Common Stock immediately before the Quest Diagnostics Spin-Off Distribution, allocated to each in proportion to the relative fair market values in accordance with Treasury Regulation section 1.358-2(a)(2) (Code section 358(b)(1)),

     (6) the holding period of the shares of Quest Diagnostics Common Stock received in the Quest Diagnostics Spin-Off Distribution will include the holding period of the Corning Common Stock with respect to which the distribution is made, provided that the Corning Common Stock is held as a capital asset on the date of the Quest Diagnostics Spin-Off Distribution (Code section 1223(l)),

     (7) the tax basis of the Quest Diagnostics Common Stock and Covance Common Stock in the hands of the Quest Diagnostics stockholders immediately after the Covance Spin-Off Distribution will be the same as their basis in the Quest Diagnostics Common Stock immediately before the Covance Spin-Off Distribution (but after taking into account the Quest Diagnostics Spin-Off Distribution), allocated to each in proportion to the relative fair market values in accordance with Treasury Regulation section 1.358-2(a)(2) (Code section 358(b)(1)), and

     (8) the holding period of the shares of Covance Common Stock received in the Covance Spin-Off Distribution will include the holding period of the Quest Diagnostics Common Stock with respect to which the distribution is made, provided that the Quest Diagnostics Common Stock is held as a capital asset on the date of the Covance Spin-Off Distribution (Code section 1223(l)).


   The continuing validity of the IRS Ruling is subject to certain factual representations and assumptions and future events. Moreover, there can be no assurance that events occurring subsequent to the Distributions will not cause the Distributions to be deemed taxable distributions. If the Distributions were taxable (because of noncompliance with the factual representations and assumptions contained in the IRS Ruling or future events), then corporate level income taxes would be imposed on Corning and Quest Diagnostics and the holders of Corning Common Stock would be treated as if such shareholders received a taxable distribution. The Spin-Off Tax Indemnification Agreements will provide (i) Corning with certain rights of indemnification against Quest Diagnostics and Covance and (ii) Quest Diagnostics and Covance with certain rights of indemnification against each other in respect of future events that could result in the Distributions being deemed taxable distributions. For a description of the Tax Sharing Agreement and the Spin-Off Tax Indemnification Agreements pursuant to which Corning, Quest Diagnostics and Covance have provided for various other tax matters, see "The Relationship Among Corning, Quest Diagnostics and Covance After the Distributions--Tax Sharing Agreement" and "The Relationship Among Corning, Quest Diagnostics and Covance After the Distributions--Spin-Off Tax Indemnification Agreements."

   Treasury regulations require that each shareholder of Corning who receives shares of Quest Diagnostics Common Stock in the Quest Diagnostics Spin-Off Distribution and each shareholder of Quest Diagnostics who receives shares of Covance Common Stock in the Covance Spin-Off Distribution attach, to the federal income tax return of such shareholder for the tax year in which such stock is received, a detailed statement setting forth such data as may be appropriate in order to show the applicability of Code section 355 to the Distributions. Within a reasonable time after the Distributions, Corning will provide each Corning shareholder on the Record Date additional information concerning the allocation of tax basis referred to in (5) and (7) above and other appropriate information.

Conditions; Termination


   The Corning Board has reserved the right to postpone or terminate and abandon the Distributions at any time prior to the Distribution Date. This reservation has primarily been made to enable appropriate action to be taken if the following conditions to the Distributions contained in the Transaction Agreement are not fulfilled or are not expected to be fulfilled at a time that will allow the Distributions to be effected by December 31, 1996: (i) Corning shall have received a favorable IRS Ruling, (ii) the registration statements on Form 10 filed by each of Quest Diagnostics and Covance shall have been declared effective by the Securities and Exchange Commission (the "Commission"), (iii) the Quest Diagnostics Common Stock and the Covance Common Stock shall have been approved for listing on the NYSE, subject to official notice of the Distributions, (iv) Corning shall have received a favorable response from the Commission to its "no-action request" letter concerning, among other things, whether the Distributions may be effected without registration of the Quest Diagnostics Common Stock or Covance Common Stock under the Securities Act, (v) the Covance Credit Facility will have closed, (vi) the Quest Diagnostics Credit Facility will have closed and (vii) the Quest Diagnostics Notes Offering (as defined below) shall have been consummated.


Repayment of Intercompany Indebtedness

   Prior to the Distributions, each of Quest Diagnostics and Covance will repay certain intercompany indebtedness to Corning. Quest Diagnostics will repay intercompany indebtedness in an amount equal to $500 million which will be financed by the borrowings under the Quest Diagnostics Credit Facility and the proceeds realized from the Quest Diagnostics Notes Offering. Corning will cancel any remaining intercompany indebtedness owed to it by Quest Diagnostics as a contribution to the capital of Quest Diagnostics. Covance will repay intercompany indebtedness between $150 million and $160 million which will be financed by the borrowings under the Covance Credit Facility. At the time of the Distributions, there will be no intercompany indebtedness outstanding between any of Quest Diagnostics or Covance and Corning.

Reasons for Furnishing this Information Statement

   This Information Statement is being furnished by Corning solely to provide information to Corning shareholders who will receive the Quest Diagnostics Common Stock and the Covance Common Stock in the Distributions. It is not intended to be, and should not be construed as, an inducement or encouragement to buy or sell any securities of Corning, Quest Diagnostics or Covance. The information contained in this Information Statement is believed by Corning, Quest Diagnostics and Covance to be accurate as of the date set forth on its cover. Changes may occur after that date, and none of Quest Diagnostics, Covance or Corning will update the information except in the normal course of their respective public disclosure practices.

        THE RELATIONSHIP AMONG CORNING, QUEST DIAGNOSTICS AND COVANCE
                           AFTER THE DISTRIBUTIONS

   After the Distributions, Quest Diagnostics Incorporated ("Quest Diagnostics") and Covance Inc. ("Covance") will be independent public companies and Corning Incorporated ("Corning") will not have any ownership interest in either Quest Diagnostics or Covance other than shares of Quest Diagnostics' voting cumulative preferred stock. Corning, Quest Diagnostics and Covance will enter into certain agreements, summarized below, to provide for an orderly transition to the status of three separate independent companies, to govern their relationship subsequent to the Distributions and to provide for the allocation of tax and certain other liabilities and obligations arising from periods prior to the Distributions. Copies of the forms of such agreements have been filed as exhibits to the Registration Statements of which this Information Statement is a part. The following description summarizes the material terms of such agreements, but is qualified by reference to the texts of such agreements as filed.

Transaction Agreement

   Corning, Quest Diagnostics and Covance will enter into the Transaction Agreement (the "Transaction Agreement") providing for, among other things, certain conditions precedent to the Distributions, certain corporate transactions required to effect the Distributions and other arrangements between Corning, Quest Diagnostics and Covance subsequent to the Distributions. See "The Distributions--Conditions; Termination."

   The Transaction Agreement will provide for, among other things, assumptions of liabilities and cross- indemnities designed to allocate generally, effective as of the Distribution Date, financial responsibility for the liabilities arising out of or in connection with (i) the clinical laboratory business to Quest Diagnostics and its subsidiaries, (ii) the contract research business to Covance and its subsidiaries and (iii) all other business conducted by Corning prior to the Distribution Date to Corning and its subsidiaries other than Quest Diagnostics and Covance.

   The Transaction Agreement will provide that Corning, Quest Diagnostics and Covance will use their respective commercially reasonable efforts to achieve an allocation of consolidated indebtedness of Corning and a capital structure that reflects the capital structure after the Distributions of Corning, Quest Diagnostics and Covance as contemplated in the discussion under "Capitalization of Quest Diagnostics" and "Capitalization of Covance." In addition to the specific indemnity described below, Corning, Quest Diagnostics and Covance are obligated under the Transaction Agreement to indemnify and hold harmless each other in respect of Indemnifiable Losses (as defined therein) arising out of or otherwise relating to the management or conduct of their respective businesses or the breach of any provision of the Transaction Agreement; provided, however, that Quest Diagnostics will have no obligation to indemnify or hold harmless Corning in respect of Indemnifiable Losses arising out of any governmental claims or investigations described in the next paragraph.

   As discussed under "Business of Quest Diagnostics--Government Investigations and Related Claims," Quest Diagnostics is subject to several governmental investigations. Any amounts paid by Quest Diagnostics to settle these investigations, or as a result of a judgment relating to these investigations, will be indemnified by Corning under the Transaction Agreement. Under the Transaction Agreement Corning will agree to indemnify Quest Diagnostics against all monetary penalties, fines or settlements arising out of any governmental criminal, civil or administrative investigations or claims that have been settled prior to or are pending as of the Distribution Date, pursuant to service of subpoena or other notice of such investigation to Quest Diagnostics, as well as any qui tam proceeding for which a complaint was filed prior to the Distribution Date whether or not Quest Diagnostics has been served with such complaint or otherwise been notified of the pendency of such action, to the extent that such investigations or claims arise out of or are related to alleged violations of federal fraud and health care statutes identified in the Transaction Agreement by reason of Quest Diagnostics or any company acquired by Quest Diagnostics billing any federal program or agency for services rendered to beneficiaries of such program or agency. Corning will also indemnify Quest Diagnostics for 50% of the aggregate of all judgment or settlement payments made by Quest Diagnostics that are in excess of $42.0 million in respect of claims by private parties (i.e., nongovernmental parties such as private insurers) that relate to indemnified or previously settled governmental claims and that allege overbillings by Quest Diagnostics or any existing subsidiaries of Quest Diagnostics for services provided prior to the Distribution Date; provided, however, such indemnification for private claims will terminate five years after the Distribution Date (whether or not settled) and will not exceed $25.0 million in the aggregate (reduced by certain tax benefits as described below). Quest Diagnostics' aggregate reserve with respect to all governmental and private claims, including litigation costs, was $215 million at September 30, 1996 and is estimated to be reduced to $85 million at the Distribution Date as a result of the payment of settled claims, primarily the Damon settlement of $119 million.

   Corning will not indemnify Quest Diagnostics against any governmental claims that arise after the Distribution Date, even though relating to events prior to the Distribution Date, or to any private claims that do not relate to the indemnified or previously settled governmental claims or investigations or investigations that relate to post- Distribution Date billings. Corning will not indemnify Quest Diagnostics against consequential or incidental damages relating to the billing claims, including losses of revenues and profits as a consequence of any exclusion from participation in federal or state health care programs or the fees and expenses of the litigation, including attorneys' fees and expenses. All amounts indemnified against by Corning for the benefit of Quest Diagnostics will be calculated on a net after-tax basis by taking into account any deductions and other tax benefits realized by Quest Diagnostics (or a consolidated group of which Quest Diagnostics is a member after the Distributions (the "Quest Diagnostics Group")) in respect of the underlying settlement, judgment payment, or other loss (or portion thereof) indemnified against by Corning generally at the time and to the extent such deductions or tax benefits are deemed to reduce the tax liability of Quest Diagnostics or the Quest Diagnostics Group under the Transaction Agreement.

   The Transaction Agreement provides that, in the case of any claims for which Corning, Quest Diagnostics or Covance are entitled to indemnification, the indemnified party will control the defense of any claim unless the indemnifying party elects to assume such defense. However, in the case of all private claims related to indemnified governmental claims related to alleged overbillings, Quest Diagnostics will control the defense. Disputes under the Transaction Agreement are subject to binding arbitration. The Transaction Agreement will also provide that, except as otherwise set forth therein or in any other agreement, all costs or expenses incurred on or prior to the Distribution Date in connection with the Distributions will be allocated among the parties. Except as set forth in the Transaction Agreement or any related agreement, each party shall bear its own costs and expenses incurred after the Distribution Date.

Spin-Off Tax Indemnification Agreements

   Corning and Quest Diagnostics will enter into a tax indemnification agreement (the "Corning/Quest Diagnostics Spin-Off Tax Indemnification Agreement") pursuant to which (1) Quest Diagnostics will represent to Corning that, to the best of its knowledge, the materials relating to Quest Diagnostics submitted to the Internal Revenue Service ("IRS") in connection with the request for ruling submitted to the IRS are complete and accurate in all material respects, (2) Quest Diagnostics will represent that it has no present intention to undertake the transactions described in part (3)(iii) hereafter or cease to engage in the active conduct of providing clinical laboratory testing services, (3) Quest Diagnostics will covenant and agree that for a period of two years following the Distribution Date (the "Restricted Period"), (i) Quest Diagnostics will continue to engage in the clinical laboratory testing business, (ii) Quest Diagnostics will continue to manage and own at least 50% of the assets which it owns directly and indirectly immediately after the Distribution Date and (iii) neither Quest Diagnostics, nor any related corporation nor any of their respective directors, officers or other representatives will undertake, authorize, approve, recommend, permit, facilitate, or enter into any contract, or consummate any transaction with respect to: (A) the issuance of Quest Diagnostics Common Stock (including options and other instruments convertible into Quest Diagnostics Common Stock) which would exceed fifty percent (50%) of the outstanding shares of Quest Diagnostics Common Stock immediately after the Distribution Date; (B) the issuance of any other instrument that would constitute equity for federal tax purposes ("Disqualified Quest Diagnostics Stock"); (C) the issuance of options and other instruments convertible into Disqualified Quest Diagnostics Stock; (D) any repurchases of Quest Diagnostics Common Stock, unless such repurchases satisfy certain requirements; (E) the dissolution, merger, or complete or partial liquidation of Quest Diagnostics or any announcement of such action; or (F) the waiver, amendment, termination or modification of any provision of the Quest Diagnostics Rights Plan (as defined therein) in connection with, or in order to permit or facilitate, any acquisition of Quest Diagnostics Common Stock or other equity interest in Quest Diagnostics, and (4) Quest Diagnostics will agree to indemnify Corning for Taxes (as defined below) arising from violations of (1), (2) or (3) above and for Taxes arising as a result of (A) an acquisition of 20% or more of the stock of Quest Diagnostics by a person or related persons during the Restricted Period or (B) the commencement of a tender or purchase offer by a third party for 20% or more of Quest Diagnostics stock. If obligations of Quest Diagnostics under this agreement were breached and as a result thereof one or both of the Distributions do not qualify for the treatment stated in the ruling Corning requested from the IRS (the "IRS Ruling"), Quest Diagnostics would be required to indemnify Corning for Taxes imposed and such indemnification obligations could exceed the net asset value of Quest Diagnostics at such time.

   Corning and Covance will enter into a tax indemnification agreement (the "Corning/Covance Spin-Off Tax Indemnification Agreement") pursuant to which
(1) Covance will represent to Corning that to the best of its knowledge, the materials relating to Covance submitted to the IRS in connection with the request for ruling submitted to the IRS are complete and accurate in all material respects, (2) Covance will represent that it has no present intention to undertake the transactions described in part (3)(iii) hereafter or to cease to engage in the active conduct of providing contract research services, (3) Covance will covenant and agree that during the Restricted Period, (i) Covance will continue to engage in the contract research business, (ii) Covance will continue to manage and own at least 50% of the assets which it owns directly and indirectly immediately after the Distribution Date and (iii) neither Covance, nor any related corporations nor any of their respective directors, officers or other representatives will undertake, authorize, approve, recommend, permit, facilitate, or enter into any contract, or consummate any transaction with respect to: (A) the issuance of Covance Common Stock (including options and other instruments convertible into Covance Common Stock) which would exceed fifty percent (50%) of the outstanding shares of Covance Common Stock immediately after the Distribution Date; (B) the issuance of any other instrument that would constitute equity for federal tax purposes ("Disqualified Covance Stock"); (C) the issuance of options and other instruments convertible into Disqualified Covance Stock;
(D) any repurchases of Covance Common Stock, unless such repurchases satisfy certain requirements; (E) the dissolution, merger, or complete or partial liquidation of Covance or any announcement of such action; or (F) the waiver, amendment, termination or modification of any provision of the Covance Rights Plan (as defined therein) in connection with, or in order to permit or facilitate, any acquisition of Covance Common Stock or other equity interest in Covance and (4) Covance will agree to indemnify Corning for Taxes arising from violations of (1), (2) or (3) above and for Taxes arising as a result of
(A) an acquisition of 20% or more of the stock of Covance by a person or related persons during the Restricted Period or (B) the commencement of a tender or purchase offer by a third party for 20% or more of Covance stock. If obligations of Covance under this agreement were breached and as a result thereof one or both of the Distributions do not qualify for the treatment stated in the IRS Ruling, Covance would be required to indemnify Corning for Taxes imposed and such indemnification obligations could exceed the net asset value of Covance at such time.

   Quest Diagnostics and Covance will enter into a tax indemnification agreement (the "Quest Diagnostics/ Covance Spin-Off Tax Indemnification Agreement") which will be essentially the same as the Corning/Covance Spin-Off Tax Indemnification Agreement except that Covance will make representations to and indemnify Quest Diagnostics as opposed to Corning. If obligations of Covance under this agreement were breached and as a result thereof one or both of the Distributions do not qualify for the treatment stated in the IRS Ruling, Covance would be required to indemnify Quest Diagnostics for Taxes imposed and such indemnification obligations could exceed the net asset value of Covance at such time. Quest Diagnostics and Covance will enter into a second tax indemnification agreement (the "Covance/Quest Diagnostics Spin-Off Tax Indemnification Agreement") which will be essentially the same as the Corning/Quest Diagnostics Spin-Off Tax Indemnification Agreement except that Quest Diagnostics will make representations to and indemnify Covance as opposed to Corning. If obligations of Quest Diagnostics under this agreement were breached and as a result thereof one or both of the Distributions do not qualify for the treatment stated in the IRS Ruling, Quest Diagnostics would be required to indemnify Covance for Taxes imposed and such indemnification obligations could exceed the net asset value of Quest Diagnostics at such time.

   The Spin-Off Tax Indemnification Agreements will also require (i) Quest Diagnostics to take such actions as Corning may reasonably request and (ii) Covance to take such actions as Corning and Quest Diagnostics may reasonably request to preserve the favorable tax treatment provided for in any rulings obtained from the IRS in respect of the Distributions.

Tax Sharing Agreement

   Corning, Quest Diagnostics and Covance will enter into a tax sharing agreement (the "Tax Sharing Agreement") which will allocate responsibility for federal income and various other taxes ("Taxes") among the three companies. The Tax Sharing Agreement provides that, except for Taxes arising as a result of the failure of either or both of the Distributions to qualify for the treatment stated in the IRS Ruling (which Taxes are allocated either pursuant to the Spin-Off Tax Indemnification Agreements or as described below), Corning is liable for and will pay the federal income taxes of the consolidated group that includes Quest Diagnostics and Covance and their subsidiaries, provided, however, that Quest Diagnostics and Covance are required to reimburse Corning for taxes for periods beginning after December 31, 1995 in which they are members of the Corning consolidated group and for which tax returns have not been filed as of the Distribution Date. This reimbursement obligation is based on the hypothetical separate federal tax liability of Quest Diagnostics and Covance, including their respective subsidiaries, calculated on a separate consolidated basis, subject to certain adjustments. Under the Tax Sharing Agreement, in the case of adjustments by a taxing authority of a consolidated federal income tax or certain other tax returns prepared by Corning which includes Quest Diagnostics or Covance, then, subject to certain exceptions, Corning is liable for and will pay any tax assessments, and is entitled to any tax refunds, resulting from such audit.

   The Tax Sharing Agreement further provides that, if either of the Distributions fails to qualify for the tax treatment stated in the IRS Ruling (for reasons other than those indemnified against under one or more of the Spin-Off Tax Indemnification Agreements), Taxes imposed upon or incurred by Corning, Quest Diagnostics or Covance as a result of such failure are to be allocated among Corning, Quest Diagnostics and Covance in such a manner as will take into account the extent to which the actions or inactions of each may have contributed to such failure, and Corning, Quest Diagnostics and Covance each will indemnify and hold harmless the other from and against the taxes so allocated. If it is determined that none of the companies contributed to the failure of such distribution to qualify for the tax treatment stated in the IRS Ruling, the liability for taxes will be borne by each in proportion to its relative average market capitalization as determined by the average closing price for the common stock of each during the 20 trading-day period immediately following the Distribution Date. In the event that either of the Distributions fails to qualify for the tax treatment stated in the IRS Ruling and the liability for taxes as a result of such failure is allocated among Corning, Quest Diagnostics and Covance, the liability so allocated to Quest Diagnostics or Covance could exceed the net asset value of Quest Diagnostics or Covance, respectively.

Voting Cumulative Preferred Stock of Quest Diagnostics

   After the Distributions, Corning will retain 1,000 shares of Quest Diagnostics' voting cumulative preferred stock, with an aggregate liquidation preference of $1.0 million. Corning is the sole holder of such shares. For a description of the terms of the Quest Diagnostics voting cumulative preferred stock, see "Description of Quest Diagnostics Capital Stock--Voting Cumulative Preferred Stock."